UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 12, 2013	000-53265
Date of Report (Date of earliest event reported)	Commission File Number

M LINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0375818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2672 Dow Avenue Tustin, CA 92780
(Address of Principal Executive Offices) (Zip Code)

(714) 630-6253
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2013, the Board of Directors determined that it was in the best interests of the Company and its stockholders to amend and restate the Bylaws of the Company and by resolution authorized, approved and adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) replacing the former Bylaws of the Company therewith in their entirety. The Amended and Restated Bylaws became effective immediately upon their adoption.

The following describes certain material provisions adopted or changed by the Amended and Restated Bylaws:

•	Article II, Section 2 of the Amended and Restated Bylaws provides notice procedures for business to be properly brought before an annual meeting of the stockholders and stockholder nomination procedures for the election of new directors of the Company.

•	Article II, Section 3 of the Amended and Restated Bylaws provides requirements for calling special meetings of the stockholders of the Company.

•	Article II, Section 5 of the Amended and Restated Bylaws provides that, when any stockholders’ meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

•	Article II, Section 6 of the Amended and Restated Bylaws provides the requirements for determining which persons are entitled to vote at any stockholders’ meeting and provides that directors will be elected by a plurality rather than majority of the votes of shares present in person or represented by proxy at the meeting.

•	Article II, Section 8 of the Amended and Restated Bylaws provides that any action that under any provision of Nevada Revised Statutes, Chapter 78 may be taken at a meeting of the stockholders may be taken without a meeting and without notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Article II, Section 8 of the Amended and Restated Bylaws further provides that prompt notice must be given of the taking of any corporate action approved by the stockholders without a meeting by less than unanimous written consent to those stockholders entitled to vote who have not consented to such corporate action in writing.

•	Article II, Section 10 of the Amended and Restated Bylaws provides requirements for the appointment of inspectors of election at stockholder meetings and provides that the number of inspectors of election at stockholder meetings shall be either one (1) or three (3).

•	Article II, Section 11 of the Amended and Restated Bylaws provides that stockholder lists pertaining to stockholder meetings must be prepared and made available to stockholders for examination at least ten (10) days before every meeting of the stockholders.

•	Article III, Section 2 of the Amended and Restated Bylaws provides that the authorized number of directors shall be not less than one (1) nor more than seven (7) as fixed from time to time by resolution of the Board of Directors.

•	Article III, Section 5 of the Amended and Restated Bylaws provides that any director or the entire Board of Directors may be removed from office at any time, without cause, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

•	Article III, Section 6 of the Amended and Restated Bylaws provides that vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. Article III, Section 6 of the Amended and Restated Bylaws further provides that the stockholders at any time may elect a director or directors to fill a vacancy or vacancies not filled by the directors and that any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

•	Article V of the Amended and Restated Bylaws provides broad indemnification rights to officers, directors and other persons and related conditions and procedures with respect thereto.

The foregoing is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Amended and Restated Bylaws of M Line Holdings, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M LINE HOLDINGS, INC.

March 12, 2013		/s/ANTHONY L. ANISH
	Name:	Anthony L. Anish
	Title:	Secretary